EXHIBIT 99.1

Vitran Corporation Expands Its Revolving Credit Facility and Announces Date for Second Quarter Conference Call

TORONTO, July 12, 2011 (GLOBE NEWSWIRE) -- Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), a North American less-than-truckload ("LTL") transportation and supply chain firm, today announced that it has completed an increase to its bank syndicated revolving credit facility from $100 million to $111.5 million, led by JP Morgan Chase Bank. Although the Company finished the second quarter with approximately $8.6 million of available capital within the original revolving credit facility, the additional $11.5 million as well as an expanded leverage ratio covenant will help the Company execute its operational and capital plan for the next year.

The first quarter of 2011 marked significant improvements, highlighted by adjusted diluted earnings per share of $0.10 for the month of March. Notwithstanding the improvements the Company did not meet management's expectations for its U.S. LTL operation. The challenge of working out of the first quarter weather issues were intensified by the timing of the Milan Express LTL acquisition which at close had a backlog of approximately 2.5 days worth of freight. Despite year-over-year improvement in second quarter tonnage of 15.8% within the U.S. LTL business unit, labour costs surpassed the tonnage gains. The Company made progress as the second quarter unfolded, however the results were disappointing within the U.S. LTL business unit.

The outstanding performance within the Canadian LTL business unit and Supply Chain Operation ("SCO") segment were eclipsed by the poor operating results in the U.S. LTL business unit. Both of these operations exceeded the prior year financial results and the SCO segment recorded another record quarter. On a consolidated basis the second quarter adjusted loss per share is expected to range from a loss of $0.06 to a loss of $0.03.

Vitran President and Chief Executive Officer Rick Gaetz, stated, "As proud as I am with the Canadian LTL business and Supply Chain Operation's growth and financial performance, I am equally disappointed in our ability to generate acceptable results in our U.S. LTL operations in an improving LTL environment. My primary focus is to work with our U.S. LTL management team to achieve the same level of excellence our customers and stakeholders have come to know us for in the other parts of our Company."

2011 Second Quarter Investor Conference Call and Webcast

Vitran will host its 2011 second quarter financial results conference call and webcast on Thursday, July 21 at 5:00 p.m. ET. The Company plans to announce its second quarter financial results after the market closes Thursday, July 21, 2011.

Conference Call:	Thursday, July 21, 2011 at 5:00 p.m. ET
Dial-in Number:	888-575-5159 or 416-764-8671 (International)
Call Replay Until:	July 29, 2011
Replay Number:	877-674-6060 or 416-764-8691 (International)
Access Code:	5747
Webcast:	www.vitran.com, select "Investor Relations"
Web Replay:	60 days

For the conference call, please call five minutes in advance to ensure that you are connected. Questions and answers will be taken only from participants on the call. For the webcast, please allow 15 minutes to register and download and install any necessary software.

The call is being webcast by Thomson/CCBN and can be accessed at Vitran's website www.vitran.com. Webcast participants are invited to submit email inquiries that management may address during the call. Please send questions to swashchuk@vitrancorp.com prior to the start of the call.

The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN's individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson's password-protected event management site, StreetEvents (www.streetevents.com).

About Vitran Corporation Inc.

Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload and supply chain services. To find out more about Vitran Corporation Inc. (Nasdaq:VTNC) (TSX:VTN), visit the website at www.vitran.com.

The Vitran Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=7302

This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. Forward-looking statements may be generally identifiable by use of the words "believe", "anticipate", "intend", "estimate", "expect", "project", "may", "plans", "continue", "will", "focus",  "should", "endeavor" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Vitran's actual results, performance or achievements to differ materially from those projected in the forward-looking statements. Factors that may cause such differences include, but are not limited to, technological change, increases in fuel costs, regulatory changes, the general health of the economy, seasonal fluctuations, unanticipated changes in railroad capacities, exposure to credit risks, changes in labour relations and competitive factors. More detailed information about these and other factors is included in the annual MD&A on Form 10K under the heading "General Risks and Uncertainties." Many of these factors are beyond the Company's control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements. Vitran Corporation Inc. does not assume the obligation to revise or update these forward-looking statements after the date of this document or to revise them to reflect the occurrence of future unanticipated events, except as may be required under applicable securities laws.

Non-GAAP Measures

At the end of the fourth quarter of 2010, in accordance with FASB ASC 740-10, Vitran temporarily discontinued recording an income tax provision for its U.S. operations. Adjusted EPS is calculated on a non-GAAP basis, including the recognition of a tax provision and deferred tax asset for its U.S. operations.

CONTACT: Richard Gaetz, President/CEO
         Sean Washchuk, VP Finance/CFO
         Vitran Corporation Inc.
         416/596-7664